Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2025 SECOND-QUARTER RESULTS

WALL, N.J., May 5, 2025 — New Jersey Resources Corporation (NYSE: NJR) today reported financial and operating results for its fiscal 2025 second quarter ended March 31, 2025.

Highlights include:
•	Fiscal 2025 second-quarter consolidated net income of $204.3 million, or $2.04 per share, compared with net income of $120.8 million, or $1.23 per share, in the second quarter of fiscal 2024
•
Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $178.3 million, or $1.78 per share, in the second-quarter of fiscal 2025, compared to NFE of $138.6 million, or $1.41 per share, in the second quarter of fiscal 2024

•	Fiscal 2025 year-to-date net income totaled $335.6 million, or $3.35 per share, compared with $210.2 million, or $2.14 per share, for the same period in fiscal 2024
•	Fiscal 2025 year-to-date NFE totaled $307.2 million, or $3.07 per share, compared with $211.0 million, or $2.15 per share, for the same period in fiscal 2024

Fiscal 2025 Outlook
•
Increases fiscal 2025 net financial earnings per share (NFEPS) guidance to a range of $3.15 to $3.30, from $3.05 to $3.20, a $0.10 increase, as a result of outperformance from Energy Services during the winter period

•	Maintains 7 to 9 percent long-term NFEPS growth target, based off of a target of $2.83 per share for fiscal 2025

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “We continued to execute our strategy to deliver stable growth through our diversified business model. Our second-quarter performance exceeded expectations, largely driven by natural gas price volatility that benefited Energy Services during the winter period. Overall, we believe these results highlight the strength of our complementary portfolio and the value of our physical infrastructure.”

Performance Metrics
	Three Months Ended		Six Months Ended
	March 31,		March 31,
($ in Thousands)	2025	2024	2025	2024
Net income	$204,287	$120,812	$335,606	$210,223
Basic EPS	$2.04	$1.23	$3.35	$2.14
Net financial earnings*	$178,296	$138,576	$307,190	$211,020
Basic net financial earnings per share*	$1.78	$1.41	$3.07	$2.15
*A reconciliation of net income to NFE for the three and six months ended March 31, 2025 and 2024 is provided in the financial statements below.

NJR Reports Fiscal 2025 Second Quarter Results Page 2 of 12
Net financial earnings (loss) by business segment

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2025	2024	2025	2024
New Jersey Natural Gas	$144,531	$107,095	$211,439	$158,539
Clean Energy Ventures	(3,958)	(5,616)	44,172	4,906
Storage and Transportation	2,343	1,981	8,007	5,621
Energy Services	35,301	37,644	43,134	45,475
Home Services and Other	(678)	384	(63)	(216)
Subtotal	177,539	141,488	306,689	214,325
Eliminations	757	(2,912)	501	(3,305)
Total	$178,296	$138,576	$307,190	$211,020

Fiscal 2025 NFEPS Guidance:

NJR is raising its fiscal 2025 NFEPS guidance range by $0.10 to a range of $3.15 to $3.30, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” Fiscal 2025 NFEPS guidance is higher than the range implied by our 7 to 9 percent long-term NFEPS growth target as a result of the gain from the sale of NJR’s residential solar portfolio and strong performance from Energy Services.

The following chart represents NJR’s current expected NFE contributions from its business segments for fiscal 2025 (which takes into account the impact of the gain from the sale of NJR’s residential solar portfolio in the first quarter of fiscal 2025):

Segment	Expected fiscal 2025 net financial earnings contribution
New Jersey Natural Gas	65 to 68 percent
Clean Energy Ventures	19 to 22 percent
Storage and Transportation	4 to 6 percent
Energy Services	9 to 11 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2025 NFE guidance, management is aware there could be differences between reported GAAP net income and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

NJR Reports Fiscal 2025 Second Quarter Results Page 3 of 12
New Jersey Natural Gas (NJNG)

NJNG reported second-quarter fiscal 2025 NFE of $144.5 million, compared to NFE of $107.1 million during the same period in fiscal 2024. Fiscal 2025 year-to-date NFE totaled $211.4 million, compared with NFE of $158.5 million for the same period in fiscal 2024. The increase in NFE for both periods was due primarily to higher utility gross margin resulting from NJNG’s recent base rate case settlement, partially offset by higher depreciation expense.

Customers:

•
At March 31, 2025, NJNG serviced approximately 588,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties, compared to approximately 583,000 customers at September 30, 2024.

Infrastructure Update:

•
NJNG’s Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG’s natural gas distribution system. In the first six months of fiscal 2025, NJNG spent $16.1 million under the program on various distribution system reinforcement projects.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $10.6 million to utility gross margin during the first six months of fiscal 2025, compared with $13.3 million in the same period in fiscal 2024. This decline was largely due to decreased margins from storage incentives.

For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Energy-Efficiency Programs:

SAVEGREEN® invested $52.2 million year-to-date in fiscal 2025 in energy-efficiency upgrades for customers’ homes and businesses. NJNG recovered $9.2 million of its outstanding investments during the first six months of fiscal 2025 through its energy efficiency rate.

Clean Energy Ventures (CEV)

CEV reported second-quarter fiscal 2025 net financial loss of $(4.0) million, compared with a net financial loss of $(5.6) million during the same period in fiscal 2024. The improvement from the prior year period was largely due to higher solar electricity sales as well as lower depreciation and amortization expenses during the period, offset by lower residential solar revenue during the period as a result of the sale of the residential solar business.

Fiscal 2025 year-to-date NFE totaled $44.2 million, compared with NFE of $4.9 million for the same period in fiscal 2024. The increase in fiscal 2025 year-to-date NFE was largely due to the gain on sale of its residential solar portfolio, partially offset by the timing of Solar Renewable Energy Certificate (SREC) sales for the period.

NJR Reports Fiscal 2025 Second Quarter Results Page 4 of 12
Solar Investment Update:
•	During the first six months of fiscal 2025, CEV placed 2 commercial projects into service, adding 10.5 megawatts (MW) to total installed capacity.
•	As of March 31, 2025, CEV had approximately 399MW of commercial solar capacity in service in New Jersey, New York, Connecticut, Rhode Island, Indiana, and Michigan.
•	Subsequent to quarter end, CEV placed an additional project into service in New Jersey, adding over 18MW of installed capacity for a total of approximately 417MW currently in service.

Storage and Transportation

Storage and Transportation reported second-quarter fiscal 2025 NFE of $2.3 million, compared with NFE of $2.0 million during the same period in fiscal 2024. Fiscal 2025 year-to-date NFE totaled $8.0 million, compared with NFE of $5.6 million for the same period in fiscal 2024. NFE increased during both periods due to an increase in operating revenues at Leaf River, as well as lower operating and maintenance expense.

•	On September 30, 2024, Adelphia Gateway, LLC (Adelphia) filed a general Section 4 rate case with the Federal Energy Regulatory Commission (FERC). Adelphia anticipates a resolution by the end of 2025.

Energy Services

Energy Services reported second-quarter fiscal 2025 NFE of $35.3 million, compared with $37.6 million for the same period in fiscal 2024. Fiscal 2025 year-to-date NFE totaled $43.1 million, compared with NFE of $45.5 million for the same period in fiscal 2024. Energy Services was able to take advantage of price volatility and capture additional financial margin over the past two winters. The decrease in NFE for both the fiscal 2025 second quarter and year-to-date periods was due to lower revenues from the Asset Management Agreements (AMAs) signed in December 2020.

Home Services and Other Operations

Home Services and Other Operations reported second-quarter fiscal 2025 net financial loss of $(0.7) million, compared to NFE of $0.4 million for the same period in fiscal 2024. Fiscal 2025 year-to-date net financial loss totaled $(0.1) million, compared with a net financial loss of $(0.2) million for the same period in fiscal 2024. Home Services reported higher installation and service contract revenue for both periods, offset by higher operating and maintenance expenses.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During the first six months of fiscal 2025, capital expenditures were $287.1 million, including accruals, compared with $232.6 million during the same period of fiscal 2024. The increase in capital expenditures was primarily due to higher expenditures at NJNG and CEV.

•
During the first six months of fiscal 2025, cash flows from operations were $414.1 million, compared to cash flows from operations of $338.6 million during the same period of fiscal 2024. The increase was due primarily to an increase in base rates at NJNG along with changes in the mix of working capital components.

NJR Reports Fiscal 2025 Second Quarter Results Page 5 of 12
Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2025, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2025, impact of the sale of NJR’s residential solar portfolio, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs, the outcome or timing of Adelphia’s rate case with FERC, and other legal and regulatory expectations, and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

NJR Reports Fiscal 2025 Second Quarter Results Page 6 of 12
Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2025 Second Quarter Results Page 7 of 12
NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2025	2024	2025	2024
OPERATING REVENUES
Utility	$618,341	$462,863	$951,768	$755,956
Nonutility	294,686	195,050	449,620	369,167
Total operating revenues	913,027	657,913	1,401,388	1,125,123
OPERATING EXPENSES
Gas purchases
Utility	272,974	204,347	400,654	320,467
Nonutility	151,617	105,018	219,425	164,495
Related parties	1,666	1,799	3,384	3,678
Operation and maintenance	111,041	107,223	199,673	201,662
Regulatory rider expenses	48,501	29,229	70,977	48,418
Depreciation and amortization	47,967	40,075	93,296	80,362
Gain on sale of assets	(688)	—	(55,547)	—
Total operating expenses	633,078	487,691	931,862	819,082
OPERATING INCOME	279,949	170,222	469,526	306,041
Other income, net	17,006	15,420	28,623	21,761
Interest expense, net of capitalized interest	32,527	31,621	66,418	63,094
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	264,428	154,021	431,731	264,708
Income tax provision	61,593	33,947	98,977	56,883
Equity in earnings of affiliates	1,452	738	2,852	2,398
NET INCOME	$204,287	$120,812	$335,606	$210,223

EARNINGS PER COMMON SHARE
Basic	$2.04	$1.23	$3.35	$2.14
Diluted	$2.02	$1.22	$3.33	$2.13

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	100,291	98,377	100,073	98,123
Diluted	100,933	99,102	100,705	98,839

NJR Reports Fiscal 2025 Second Quarter Results Page 8 of 12
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2025	2024	2025	2024
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$204,287	$120,812	$335,606	$210,223
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(27,206)	25,457	(20,838)	20,057
Tax effect	6,466	(6,049)	4,953	(4,767)
Effects of economic hedging related to natural gas inventory	(6,650)	(2,845)	(16,177)	(19,073)
Tax effect	1,580	676	3,844	4,533
NFE tax adjustment	(181)	525	(198)	47
Net financial earnings	$178,296	$138,576	$307,190	$211,020

Weighted Average Shares Outstanding
Basic	100,291	98,377	100,073	98,123
Diluted	100,933	99,102	100,705	98,839

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$2.04	$1.23	$3.35	$2.14
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$(0.27)	$0.25	$(0.21)	$0.20
Tax effect	$0.06	$(0.06)	$0.05	$(0.05)
Effects of economic hedging related to natural gas inventory	$(0.06)	$(0.03)	$(0.16)	$(0.19)
Tax effect	$0.01	$0.01	$0.04	$0.05
NFE tax adjustment	$—	$0.01	$—	$—
Basic net financial earnings per share	$1.78	$1.41	$3.07	$2.15

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company’s performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2025 Second Quarter Results Page 9 of 12
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2025	2024	2025	2024
NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$618,645	$463,201	$952,410	$756,631
Less:
Natural gas purchases	275,298	206,675	405,303	325,119
Operating and maintenance (1)	29,510	29,558	55,519	55,341
Regulatory rider expense	48,501	29,229	70,977	48,418
Depreciation and amortization	35,713	27,464	67,797	54,381
Gross margin	229,623	170,275	352,814	273,372
Add:
Operating and maintenance (1)	29,510	29,558	55,519	55,341
Depreciation and amortization	35,713	27,464	67,797	54,381
Utility gross margin	$294,846	$227,297	$476,130	$383,094
(1) Excludes selling, general and administrative expenses of $57.8 million and $58.9 million for the six months ended March 31, 2025 and 2024, respectively.

ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services’ financial margin is as follows:

Operating revenues	$246,390	$144,862	$332,698	$244,530
Less:
Natural Gas purchases	151,847	105,634	219,715	165,800
Operation and maintenance (1)	10,866	13,102	12,463	17,791
Depreciation and amortization	62	56	109	113
Gross margin	83,615	26,070	100,411	60,826
Add:
Operation and maintenance (1)	10,866	13,102	12,463	17,791
Depreciation and amortization	62	56	109	113
Unrealized (gain) loss on derivative instruments and related transactions	(27,206)	29,198	(20,838)	24,932
Effects of economic hedging related to natural gas inventory	(6,650)	(2,845)	(16,177)	(19,073)
Financial margin	$60,687	$65,581	$75,968	$84,589
(1) Excludes selling, general and administrative expenses of $0.6 million and $1.0 million for the six months ended March 31, 2025 and 2024, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$61,292	$17,028	$71,550	$40,961
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(27,206)	29,198	(20,838)	24,932
Tax effect	6,466	(6,938)	4,953	(5,925)
Effects of economic hedging related to natural gas	(6,650)	(2,845)	(16,177)	(19,073)
Tax effect	1,580	676	3,844	4,533
NFE tax adjustment	(181)	525	(198)	47
Net financial earnings	$35,301	$37,644	$43,134	$45,475

NJR Reports Fiscal 2025 Second Quarter Results Page 10 of 12
FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2025	2024	2025	2024
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$618,645	$463,201	$952,410	$756,631
Clean Energy Ventures	7,967	9,325	34,373	44,620
Energy Services	246,390	144,862	332,698	244,530
Storage and Transportation	25,307	23,042	51,935	46,904
Home Services and Other	15,118	14,905	30,912	29,739
Sub-total	913,427	655,335	1,402,328	1,122,424
Eliminations	(400)	2,578	(940)	2,699
Total	$913,027	$657,913	$1,401,388	$1,125,123

Operating Income (Loss)
Natural Gas Distribution	$197,876	$140,279	$294,982	$214,454
Clean Energy Ventures	(7,553)	(7,679)	56,721	10,644
Energy Services	83,273	25,533	99,801	59,870
Storage and Transportation	5,800	5,910	15,569	13,234
Home Services and Other	(393)	778	602	570
Sub-total	279,003	164,821	467,675	298,772
Eliminations	946	5,401	1,851	7,269
Total	$279,949	$170,222	$469,526	$306,041

Equity in Earnings of Affiliates
Storage and Transportation	$1,161	$85	$2,122	$1,078
Eliminations	291	653	730	1,320
Total	$1,452	$738	$2,852	$2,398

Net Income (Loss)
Natural Gas Distribution	$144,531	$107,095	$211,439	$158,539
Clean Energy Ventures	(3,958)	(5,616)	44,172	4,906
Energy Services	61,292	17,028	71,550	40,961
Storage and Transportation	2,343	1,981	8,007	5,621
Home Services and Other	(678)	384	(63)	(216)
Sub-total	203,530	120,872	335,105	209,811
Eliminations	757	(60)	501	412
Total	$204,287	$120,812	$335,606	$210,223

Net Financial Earnings (Loss)
Natural Gas Distribution	$144,531	$107,095	$211,439	$158,539
Clean Energy Ventures	(3,958)	(5,616)	44,172	4,906
Energy Services	35,301	37,644	43,134	45,475
Storage and Transportation	2,343	1,981	8,007	5,621
Home Services and Other	(678)	384	(63)	(216)
Sub-total	177,539	141,488	306,689	214,325
Eliminations	757	(2,912)	501	(3,305)
Total	$178,296	$138,576	$307,190	$211,020

Throughput (Bcf)
NJNG, Core Customers	35.7	32.9	62.9	56.3
NJNG, Off System/Capacity Management	22.1	37.1	36.5	64.3
Energy Services Fuel Mgmt. and Wholesale Sales	35.2	38.3	63.5	68.4
Total	93.0	108.3	162.9	189.0

Common Stock Data
Yield at March 31,	3.7%	3.9%	3.7%	3.9%
Market Price at March 31,	$49.06	$42.91	$49.06	$42.91
Shares Out. at March 31,	100,303	98,745	100,303	98,745
Market Cap. at March 31,	$4,920,847	$4,237,144	$4,920,847	$4,237,144

NJR Reports Fiscal 2025 Second Quarter Results Page 11 of 12
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer and weather data)	2025	2024	2025	2024
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$618,645	$463,201	$952,410	$756,631
Less:
Natural gas purchases	275,298	206,675	405,303	325,119
Operating and maintenance (1)	29,510	29,558	55,519	55,341
Regulatory rider expense	48,501	29,229	70,977	48,418
Depreciation and amortization	35,713	27,464	67,797	54,381
Gross margin	229,623	170,275	352,814	273,372
Add:
Operating and maintenance (1)	29,510	29,558	55,519	55,341
Depreciation and amortization	35,713	27,464	67,797	54,381
Total Utility Gross Margin	$294,846	$227,297	$476,130	$383,094
(1) Excludes selling, general and administrative expenses of $57.8 million and $58.9 million for the six months ended March 31, 2025 and 2024, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$215,668	$163,495	$345,686	$271,532
Commercial, Industrial & Other	37,108	28,676	60,977	49,507
Firm Transportation	33,908	26,490	57,084	47,254
Total Firm Margin	286,684	218,661	463,747	368,293
Interruptible	800	750	1,774	1,534
Total System Margin	287,484	219,411	465,521	369,827
Basic Gas Supply Service Incentive	7,362	7,886	10,609	13,267
Total Utility Gross Margin	294,846	227,297	476,130	383,094
Operation and maintenance expense	61,257	59,554	113,351	114,259
Depreciation and amortization	35,713	27,464	67,797	54,381
Operating Income	$197,876	$140,279	$294,982	$214,454

Net Income	$144,531	$107,095	$211,439	$158,539

Net Financial Earnings	$144,531	$107,095	$211,439	$158,539

Throughput (Bcf)
Residential	24.0	21.0	38.1	34.9
Commercial, Industrial & Other	4.5	3.9	7.1	6.5
Firm Transportation	5.0	4.7	8.4	8.3
Total Firm Throughput	33.5	29.6	53.6	49.7
Interruptible	2.2	3.3	9.3	6.6
Total System Throughput	35.7	32.9	62.9	56.3
Off System/Capacity Management	22.1	37.1	36.5	64.3
Total Throughput	57.8	70.0	99.4	120.6

Customers
Residential	532,699	525,391	532,699	525,391
Commercial, Industrial & Other	33,291	33,108	33,291	33,108
Firm Transportation	22,060	22,992	22,060	22,992
Total Firm Customers	588,050	581,491	588,050	581,491
Interruptible	88	83	88	83
Total System Customers	588,138	581,574	588,138	581,574
Off System/Capacity Management*	26	26	26	26
Total Customers	588,164	581,600	588,164	581,600
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,375	2,135	3,774	3,543
Normal	2,384	2,436	3,907	3,970
Percent of Normal	99.6%	87.6%	96.6%	89.2%

NJR Reports Fiscal 2025 Second Quarter Results Page 12 of 12
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer, RECs and megawatt)	2025	2024	2025	2024
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$134	$100	$17,818	$26,031
TREC sales	2,554	2,257	5,059	4,660
SREC II sales	312	415	703	662
Solar electricity sales	4,968	3,696	8,923	7,350
Sunlight Advantage	(1)	2,857	1,870	5,917
Total Operating Revenues	$7,967	$9,325	$34,373	$44,620
Depreciation and Amortization	$5,504	$6,931	$11,929	$13,853
Operating (Loss) Income	$(7,553)	$(7,679)	$56,721	$10,644
Income Tax (Benefit) Provision	$(1,079)	$(1,594)	$13,062	$1,537
Net (Loss) Income	$(3,958)	$(5,616)	$44,172	$4,906
Net Financial (Loss) Earnings	$(3,958)	$(5,616)	$44,172	$4,906
Solar Renewable Energy Certificates Generated	50,662	57,635	139,369	151,205
Solar Renewable Energy Certificates Sold	809	714	86,502	123,153
Transition Renewable Energy Certificates Generated	17,244	15,847	34,688	32,552
Solar Renewable Energy Certificates II Generated	3,372	4,693	7,776	7,466
Commercial Solar Megawatts Under Construction	54.8	33.9	54.8	33.9

ENERGY SERVICES

Operating Income
Operating revenues	$246,390	$144,862	$332,698	$244,530
Less:
Gas purchases	151,847	105,634	219,715	165,800
Operation and maintenance expense	11,208	13,639	13,073	18,747
Depreciation and amortization	62	56	109	113
Operating Income	$83,273	$25,533	$99,801	$59,870

Net Income	$61,292	$17,028	$71,550	$40,961
Financial Margin	$60,687	$65,581	$75,968	$84,589
Net Financial Earnings	$35,301	$37,644	$43,134	$45,475
Gas Sold and Managed (Bcf)	35.2	38.3	63.5	68.4

STORAGE AND TRANSPORTATION

Operating Revenues	$25,307	$23,042	$51,935	$46,904
Equity in Earnings of Affiliates	$1,161	$85	$2,122	$1,078
Operation and Maintenance Expense	$12,910	$10,563	$22,993	$20,663
Other Income, Net	$1,933	$2,473	$4,325	$4,761
Interest Expense	$5,817	$5,868	$11,786	$11,801
Income Tax Provision	$734	$619	$2,223	$1,651
Net Income	$2,343	$1,981	$8,007	$5,621
Net Financial Earnings	$2,343	$1,981	$8,007	$5,621

HOME SERVICES AND OTHER

Operating Revenues	$15,118	$14,905	$30,912	$29,739
Operating (Loss) Income	$(393)	$778	$602	$570
Net (Loss) Income	$(678)	$384	$(63)	$(216)
Net Financial (Loss) Earnings	$(678)	$384	$(63)	$(216)
Total Service Contract Customers at March 31	99,121	100,341	99,121	100,341